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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Diedrich Coffee, Inc. of our report dated August 16, 1996 relating to the consolidated financial statements of Coffee People, Inc. (formerly Gloria Jean's Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Toronto, Ontario
April 22, 1999